UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2019

Purple Innovation, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37523	47-4078206
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 East 200 North
Alpine, Utah	84004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 756-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Chief Operating Officer

On January 14, 2019, Purple Innovation, Inc. (the “Company”) announced that on January 12, 2019 John Legg accepted a position to serve as the Company’s Chief Operating Officer, effective January 21, 2019.

Mr. Legg, age 57, brings to the Company 20 years of experience in supply chain management in the wholesale, retail and e-commerce/direct-to-consumer sectors. Prior to joining the Company, Mr. Legg served as a partner in the consulting firm Claris Solutions Group (“Claris”) since September 2017. From 2015 to 2017, he served as Senior Vice President Global Operations for Global Brands Group, providing strategic direction across a number of operational areas. Prior to joining Global Brands Group, Mr. Legg was the Senior Vice President Logistics and Supply Chain for the Zale Corporation from 2010 to 2015. From 2009 to 2010, he worked in supply chain management for Tory Burch. From 2007 to 2008, Mr. Legg worked for Warnaco, serving as Senior Vice President Global Distribution and Logistics. From 1999 to 2007, he worked for Liz Claiborne, serving as Vice President International Distribution. Mr. Legg is a graduate of Northeastern University, in Boston, MA, and holds a BS in Business Administration, Transportation and Distribution Management.

Mr. Legg, pursuant to a Statement of Work dated July 17, 2018 between Claris and the Company (the “Statement of Work”), is providing consulting services to the Company regarding statistical quality control, forecasting and inventory management, production planning and control, and simulation modeling. The foregoing summary of the Statement of Work does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Statement of Work, a copy of which is attached as Exhibit 10.1 to this report and is incorporated by reference herein. Since the beginning of the Company’s last fiscal year, the Company has paid to Claris fees totaling $488,315.28 under the Statement of Work. Mr. Legg is a partner at Claris but will be resigning from that position due to his acceptance of his position with the Company.

In connection with his appointment, Mr. Legg entered into an offer letter (the “Offer Letter”) that includes the following terms: (1) an annual base salary of $350,000; (2) an annual bonus up to 50% of annual base salary based on the Company’s and Mr. Legg’s performance; (3) a grant of up to 250,000 options to purchase Class A Common Stock, subject to Board approval; (4) participation in the Company’s long-term incentive program; (5) participation in the Company’s severance program; (6) a living expense stipend of $4,500 per month through June 2020 to cover local living and transportation expenses while commuting; and (7) payment of relocation expenses no later than June 2020 to move to Utah. The foregoing summary of the Offer Letter does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Offer Letter, a copy of which is attached as Exhibit 10.2 to this report and is incorporated by reference herein.

Departure of Principal Financial Officer

On January 8, 2019, Mark A. Watkins gave notice to the Company of his resignation as the Company’s Chief Financial Officer, effective end-of-day March 15, 2019. In this role, he has functioned as the Company’s Principal Financial Officer and Principal Accounting Officer for SEC reporting purposes. Mr. Watkins will continue to actively pursue his duties and assist in the transition of those duties, as may be requested by the Company, up through March 15, 2019.

Forward-Looking Statements

Certain statements made herein that are not historical facts are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Factors that could influence the realization of forward-looking statements include the risk factors outlined in the “Risk Factors” section of our Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission on May 15, 2018, August 9, 2018 and November 14, 2018 and in our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 8, 2018, as amended February 14, 2018, March 15, 2018 and April 17, 2018. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Statement of Work, dated as of July 17, 2018, between Purple Innovation, LLC. and Claris Systems, LLC.
10.2	Offer Letter between Purple Innovation, LLC and John Legg dated January 12, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 14, 2019	PURPLE INNOVATION, INC.

	By:	/s/ Mark A. Watkins
Mark A. Watkins
Chief Financial Officer

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